UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway Suite 100
Boca Raton FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation

On August 7, 2024, Greenlane Holdings, Inc. (the “Company”) issued a note (the “Note”) in the principal amount of $3,237,269 to Cobra Alternative Strategies, LLC (the “Investor”). The Note is due the earlier of (i)February 5, 2025; or (ii) the Company’s receipt of at least $3,500,000 of gross proceeds from an offering of their securities (a “Qualified Offering”).and contain a 20% original issue discount. The Notes are convertible into common stock after maturity if not paid prior. In connection with the issuance of the Note, the Company issued the Investor warrants to purchase up to 1,618,635 shares at the Qualified Offering Price. ,

The foregoing summaries of the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full texts of the Note and the Warrant that are filed herewith as Exhibits 10.1 and 10.2 respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note dated August 7, 2024
10.2	Warrant dated August 7, 2024
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: August 13, 2024	By:	/s/ Barbara Sher
Barbara Sher
Chief Executive Officer